As filed with the Securities and Exchange Commission on March 7, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Move, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4438337 (IRS Employer Identification No.)

30700 Russell Ranch Road, Westlake Village, California (Address of principal executive offices)	91362 (Zip code)
1999 Stock Incentive Plan
(Full title of the plan)
W. Michael Long
Chief Executive Officer
Move, Inc.
30700 Russell Ranch Road
Westlake Village, California 91362
(805) 557-2300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

James S. Caulfield Executive Vice President, General Counsel and Secretary Move, Inc. 30700 Russell Ranch Road Westlake Village, California 91362	Beth MacDonald Alston & Bird LLP Bank of America Plaza 101 South Tryon Street, Suite 4000 Charlotte, North Carolina 28280-4000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities	Amount to be	Offering Price	Aggregate	Amount of
to be Registered	Registered	Per Share	Offering Price	Registration Fee

Common stock, par value $0.001 per share	6,937,250 (1)	$5.59 (2)	$38,779,227.50	$1,191.00

(1)	Represents 6,937,250 additional shares issuable pursuant to the grant or exercise of awards under the Registrant’s 1999 Stock Incentive Plan, which represents an automatic increase effective January 1, 2007 equal to 4.5% of the total outstanding shares of the Registrant’s common stock as of December 31, 2006. Shares issuable under the Registrant’s 1999 Stock Incentive Plan were originally registered on a registration statement on Form S-8 (File No. 333-84545) filed on August 4, 1999, and additional shares were previously registered on registration statements on Form S-8 (File Nos. 333-46252, 333-54886, 333-89170, 333-113662, 333-123299 and 333-132398) filed on September 20, 2000, February 2, 2001, May 24, 2002, March 16, 2004, March 14, 2005 and March 14, 2006. In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement will cover such indeterminate number of shares of common stock of Move, Inc. that may be issued under the Registrant’s 1999 Stock Incentive Plan in respect of stock splits, stock dividends and similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933 and based upon the average of the high and low sales prices of the Registrant’s common stock as reported on The NASDAQ Stock Market on March 5, 2007.

EXPLANATORY NOTE
     Move, Inc. (“Move” or the “Registrant”) is filing this registration statement with the Securities and Exchange Commission (the “Commission”) to register an additional 6,937,250 shares under Move’s 1999 Stock Incentive Plan (f/k/a the Homestore 1999 Stock Incentive Plan), pursuant to the provisions of such plan providing for an automatic increase in the number of shares reserved for issuance under such plan.
     Pursuant to the Note to Part I of Form S-8, the information relating to the shares issuable under the Move, Inc. 1999 Stock Incentive Plan specified by Part I is not filed with the Commission but documents containing such information have been or will be sent or given to employees as specified by Rule 428(b)(1). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the registration statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.
     Omitted pursuant to the instructions and provisions of Form S-8.

Item 2.	Registrant Information and Employee Plan Annual Information.
     Omitted pursuant to the instructions and provisions of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
     The following documents that the Registrant filed (or that it will file) with the Commission are incorporated into this registration statement by reference:
•	the Registrant’s annual report on Form 10-K for the year ended December 31, 2006;

•	all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2006;

•	the Registrant’s registration statement on Form 8-A relating to the Registrant’s common stock filed with the SEC on July 9, 1999, and all amendments or reports filed for the purpose of updating such form; and

•	all other information that the Registrant files with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and before the termination of this offering.
     The information that the Registrant files with the Commission after the date of this registration statement will update and supersede the information contained in this registration statement, including the incorporated filings.
     Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference in this registration statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.
     Not applicable.

Item 5.	Interests of Named Experts and Counsel.
     Not applicable.

Item 6.	Indemnification of Directors and Officers.
     Delaware General Corporation Law
     Move is incorporated under the laws of the State of Delaware. Section 145, as the same exists or may hereafter be amended (“Section 145”), of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where a present or former director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which he or she has actually and reasonably incurred. Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against him or her and incurred by him in any such capacity, arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her under Section 145.
     Certificate of Incorporation and By-laws
     Move’s Restated Certificate of Incorporation (the “Certificate of Incorporation”), provides that Move will, to the fullest extent permitted by the provisions of Section 145, as the same may be amended and supplemented, indemnify any and all persons whom Move has power to indemnify under said section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section. In addition, to the fullest extent permitted by law, the Certificate of Incorporation provides that none of Move’s directors will be personally liable for monetary damages for breach of fiduciary duty as a director.
     Move’s Bylaws provide that each person who was or is made a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (the “Proceeding”), by reason of the fact that such person (or a person of whom such person is the legal representative), is or was Move’s director or officer or a director or officer of a Reincorporated Predecessor (as defined below) or is or was serving at Move’s request or at the request of a Reincorporated Predecessor as a director or officer of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, will be indemnified and held harmless by Move to the fullest extent permitted by the DGCL, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, provided such person acted in good faith and in a manner which the person reasonably believed to be in or not opposed to Move’s best interests, and, with respect to any criminal action or Proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Such indemnification will continue as to a person who has ceased to be a director or officer and will inure to the benefit of such person’s heirs, executors and administrators. Notwithstanding the foregoing, Move will indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by Move’s board of directors. As used in this paragraph, the term the “Reincorporated Predecessor” means a corporation that is merged with and into Move in a statutory merger where (a) Move is the surviving corporation of such merger; (b) the primary purpose of such merger is to change the corporate domicile of the Reincorporated Predecessor to Delaware.
     Contracts and Insurance
     Move entered into indemnification agreements with its current directors and officers to give those directors and officers additional contractual assurances regarding the scope of the indemnification set forth in Move’s Certificate of Incorporation and Bylaws and to provide additional procedural protections.
     In addition, Move maintains directors’ and officers’ liability insurance covering some liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933.
     See also the undertakings set out in response to “Item 9. Undertakings.”

Item 7.	Exemption from Registration Claimed.
     Not applicable.

Item 8.	Exhibits.
     The following exhibits are filed herewith:

Number	Exhibit Title
3.01.01	Restated Certificate of Incorporation of Move, Inc., dated June 23, 2005, as amended by the Certificate of Amendment dated June 22, 2006. (Incorporated by reference to Exhibit 3.1 to the Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2006 filed August 7, 2006).

3.01.02	Certificate of Designation of Series B Convertible Participating Preferred Stock dated November 29, 2005 (Incorporated by reference to Exhibit 3.01.2 to Registrant’s annual report on Form 10-K for the year ended December 31, 2005 filed March 13, 2006).

3.02	Bylaws of Move, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 28, 2006).

4.01	Form of Specimen Certificate for common stock. (Incorporated by reference to Exhibit 4.01 to the Registrant’s annual report on Form 10-K for the year ended December 31, 2006 filed March 5, 2007).

5.01	Opinion of Alston & Bird LLP, counsel to the Registrant.

23.01	Consent of Alston & Bird LLP (included in Exhibit 5.01).

23.02	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.01	Powers of Attorney (included on the signature pages hereto).

99.1	1999 Stock Incentive Plan. (Incorporated by reference to Exhibit 10.18 to the Registrant’s registration statement on Form S-1/ A (File No. 333-79689) filed July 27, 1999.)

Item 9.	Undertakings.
          (a) The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless, in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on this 7th day of March, 2007.

MOVE, INC.
By:	/s/ W. MICHAEL LONG
W. Michael Long
Chief Executive Officer

By:	/s/ LEWIS R. BELOTE, III
Lewis R. Belote, III
Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Lewis R. Belote, III, and James S. Caulfield, and each of them, his or her true and lawful attorneys-in-fact and agents each with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming to all that said attorneys-in-fact and agents or any of them, or his or her, or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
Principal Executive Officer:

/s/ W. MICHAEL LONG
W. Michael Long	Chief Executive Officer and Director	March 7, 2007

Principal Financial Officer and Principal Accounting Officer:

/s/ LEWIS R. BELOTE, III
Lewis R. Belote, III	Chief Financial Officer	March 7, 2007

Additional Directors:

/s/ JOE F. HANAUER
Joe F. Hanauer	Chairman of the Board and Director	March 7, 2007

Signature	Title	Date

/s/ FRED D. ANDERSON
Fred D. Anderson	Director	March 7, 2007

/s/ L. JOHN DOERR
L. John Doerr	Director	March 7, 2007

/s/ WILLIAM E. KELVIE
William E. Kelvie	Director	March 7, 2007

/s/ KENNETH K. KLEIN
Kenneth K. Klein	Director	March 7, 2007

/s/ GERALDINE B. LAYBOURNE
Geraldine B. Laybourne	Director	March 7, 2007

/s/ ROGER B. MCNAMEE
Roger B. McNamee	Director	March 7, 2007

/s/ V. PAUL UNRUH
V. Paul Unruh	Director	March 7, 2007

/s/ BRUCE G. WILLISON
Bruce G. Willison	Director	March 7, 2007

/s/ ALAN YASSKY
Alan Yassky	Director	March 7, 2007

EXHIBIT INDEX

Number	Exhibit Title
3.01.01	Restated Certificate of Incorporation of Move, Inc., dated June 23, 2005, as amended by the Certificate of Amendment dated June 22, 2006. (Incorporated by reference to Exhibit 3.1 to the Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2006 filed August 7, 2006).

3.01.02	Certificate of Designation of Series B Convertible Participating Preferred Stock dated November 29, 2005 (Incorporated by reference to Exhibit 3.01.2 to Registrant’s annual report on Form 10-K for the year ended December 31, 2005 filed March 13, 2006).

3.02	Bylaws of Move, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 28, 2006).

4.01	Form of Specimen Certificate for common stock. (Incorporated by reference to Exhibit 4.01 to the Registrant’s annual report on Form 10-K for the year ended December 31, 2006 filed March 5, 2007).

5.01	Opinion of Alston & Bird LLP, counsel to the Registrant.

23.01	Consent of Alston & Bird LLP (included in Exhibit 5.01).

23.02	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.01	Powers of Attorney (included on the signature pages hereto).

99.1	1999 Stock Incentive Plan. (Incorporated by reference to Exhibit 10.18 to the Registrant’s registration statement on Form S-1/ A (File No. 333-79689) filed July 27, 1999.)